                                                                       Exhibit 1

                             Joint Filing Agreement

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock of Schuler Homes, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.



                                     APOLLO REAL ESTATE INVESTMENT FUND, L.P.

                                     By:  APOLLO REAL ESTATE
                                          ADVISORS, L.P.
                                          Its General Partner

                                          By:  APOLLO REAL ESTATE
                                               MANAGEMENT, INC.
                                               Its General Partner



                                          By:/s/ Michael D. Weiner
                                             ------------------------------
                                             Its Vice President




                                     APOLLO REAL ESTATE
                                     ADVISORS, L.P.

                                          By:  APOLLO REAL ESTATE
                                               MANAGEMENT, INC.
                                               Its General Partner



                                          By:/s/ Michael D. Weiner
                                             ------------------------------
                                             Its Vice President




                                     BLACKACRE WPH, LLC

                                     By:  /s/  Stephen A. Feinberg
                                          --------------------------------------


                                     HIGHRIDGE PACIFIC HOUSING INVESTORS, L.P.

                                     By:   WPH ACQUISITIONS, INC..
                                           Its General Partner


                                     By:  /s/  Steven A. Berlinger
                                          --------------------------------------
                                           Its CFO and Vice President

                                     WPH ACQUISITIONS, INC.

                                     By:  /s/  Steven A. Berlinger
                                          --------------------------------------
                                          Its CFO and Vice President




                                     WPH-SCHULER, LLC

                                     By:  ESR HOUSING, INC.
                                          Its Administrative Manager Member

                                     By:  /s/ Thomas Connelly
                                          --------------------------------------
                                          Its Treasurer

                                   SCHEDULE I

         A) The following sets forth information with respect to the executive officers and directors of AREM:

         Messrs. Leon D. Black, John J. Hannan and William L. Mack are executive officers and directors of AREM. The principal occupation of each of Messrs. Black and Hannan is to act as principals of Apollo Advisors, L.P. and its successors (of which they are founding principals), the general partners of the Apollo investment funds ("Apollo"), and together with William Mack, of AREA and its successors (of which Messrs. Black, Hannan and Mack are founding principals), the general partners of the Apollo real estate investment funds, including AREIF. Mr. Mack also serves as a consultant to Apollo and acts as President and Managing Partner of the Mack Organization, an owner and developer of, and investor in, office and industrial buildings and other commercial properties. The principal business of Apollo Advisors, L.P. is to provide advice regarding investments in securities. The business address of each of Messrs. Black, Hannan and Mack is c/o Apollo Real Estate Management, Inc., 1301 Avenue of the Americas, New York, New York 10019. Each of Messrs. Black, Hannan and Mack disclaims beneficial ownership of the common stock beneficially owned by the Reporting Persons.

         B) The following sets forth information with respect to the executive officers and directors of WPH Acquisitions:


                    Name/Position(s)
                    ----------------

                    John S. Long,
                    President and Director

                    Steven A. Berlinger,
                    Vice President, Chief Financial
                    Officer and Director

                    Eugene S. Rosenfeld,
                    Vice President

                    Craig A. Manchester,
                    Vice President

         C) The following sets forth information with respect to the executive officers and directors of ESR Housing. The address of each individual is 300 Centinental Blvd., El Segundo, California 90245.

                                                Principal
                    Name/Position(s)            Occupation/Employment
                    ----------------            ---------------------

                    Eugene S. Rosenfeld,
                    President and Director

                    Thomas Connelly,
                    Treasurer


                    Dennis Rosenfeld,           Consultant
                    Director


                    Maxine Rosenfeld,           Housewife
                    Director


         D) The following sets forth information with respect to the executive officers and directors of AP WP Corporation:

                                         Principal                              Principal
Name/Position(s)                         Business Address                       Occupation/Employment
----------------                         ----------------                       ---------------------
William Mack,                            1301 Avenue of the Americas,           See Part A of this Schedule I
President                                New York, New York 10019

John J. Hannan,                          1301 Avenue of the Americas,           See Part A of this Schedule I
Vice President and Director              New York, New York 10019
